UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2006

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street Minneapolis, MN 55431
(Address of principal executive offices)

(952) 887-3131
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement.

On September 30, 2006, the Human Resources Committee of the Board of Directors of Donaldson Company, Inc. approved the payment of annual performance awards to the Company’s executive officers for the fiscal year ended July 31, 2006 under the Company’s cash incentive plan and the long term compensation plan under the 2001 Master Stock Incentive Plan. The following table sets forth the bonus amounts paid out in cash and the cash value of the long term compensation plan awards paid out in Company stock for fiscal 2006 for the executive officers who will be included as the named executive officers in the Company’s 2006 proxy statement.

Name and Principal Position	Fiscal Year	Bonus ($)	LTIP Payouts ($)
William M. Cook	2006	1,000,000	692,925
Chairman, Chief Executive
Officer and President

James R. Giertz	2006	325,080	397,967
Senior Vice President,
Commercial and Industrial

Lowell F. Schwab	2006	324,467	548,657
Senior Vice President,
Engine Systems and Parts

Geert Henk Touw	2006	207,467	457,523
Senior Vice President,
Asia Pacific

Thomas R. VerHage	2006	283,746	N/A	(1)
Vice President and
Chief Financial Officer
_________________
(1)	Mr. VerHage was not a participant in the current three year award cycle (2003-2006) because he did not join the Company until March 2004.

The cash bonus payments were based on the Company’s achievement of performance goals relating to earnings per share, and sales, profits and return on investment targets for the Company and its business units. The bonus payments for Mr. Cook were based on the achievement of performance goals for earnings per share for the Company. The bonus payments for Mr. Giertz, Mr. Schwab, Mr. Touw and Mr. VerHage were based on a combination of the Company’s achievement of performance goals relating to earnings per share and sales, profits and return on investment targets for the Company and their respective business units.

The long term compensation awards were based on the Company’s achievement of performance goals relating to a target for three-year compounded growth in net sales and after-tax return on investment, with an increase to the award for achievement of a three-year earnings per share goal. The named executive officers had previously designated to either receive payment of their respective awards in shares or to have the award of shares deferred under the Company’s Deferred Compensation and 401(k) Excess Plan. Payment in the form of the Company’s common stock was received by the following named officers: Mr. Giertz (10,785 shares); Mr. Touw (12,399 shares) and Mr. VerHage (0 shares). Mr. Cook and Mr. Schwab deferred their awards and instead received a credit of phantom stock under the Company’s Deferred Compensation and 401(k) Excess Plan, which units will be paid in shares at the deferral election date previously selected by the officer. The dollar value of the awards listed in the table were calculated using the closing share price on September 30, 2006, the date of the written approval by the Human Resources Committee.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 5, 2006

DONALDSON COMPANY, INC.

By:	/s/ Norman C. Linnell
Name: Norman C. Linnell
Title: Vice President, General Counsel and Secretary